Exhibit 10.1
AMENDMENT NO. 2 TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made this 3rd day of November, 2009 between DealerTrack Holdings, Inc. a Delaware corporation (the “Company”), and Mark F. O’Neil, (“Executive”).
WHEREAS, the Company and Executive entered into the Amended and Restated Senior Executive Employment Agreement, dated as of August 8, 2007, as amended (the “Employment Agreement”); and
WHEREAS, the parties now desire to amend the Employment Agreement by modifying the terms thereof to comply with Section 162(m) of the Internal Revenue Code.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments.
(a) Effective immediately, the following language from Section 5(c)(1) of the Employment Agreement and shall have no further force or effect (herein referred to as the “Pro Rata Bonus Provision”):
“a pro rata bonus calculated based on multiplying the percentage of the year Executive worked for Employer during the year of his termination by Executive’s target Bonus for such year and payable within thirty (30) days of the Severance Commencement Date, and”
(b) Effective immediately, the following paragraph is inserted in place of and replaces the Pro Rata Bonus Provision in its entirety:
“a pro rata bonus for the Fiscal Year in which Executive’s employment by the Company terminates (determined by multiplying (x) Executive’s Bonus for such Fiscal Year, determined as though Executive’s employment had not terminated during such Fiscal Year, by (y) a fraction (not greater than one), the numerator of which is the number of days Executive is employed during such Fiscal Year up to and including the date on which Executive’s employment by the Company terminates, and the denominator of which is 365) payable at the time that the Company pays bonuses for such Fiscal Year to its other similarly situated senior executive officers, but in no event later than seventy-five days following the last day of such Fiscal Year, and.”
2. Other Terms Unmodified. Except as expressly modified hereby, the Employment Agreement remains unmodified.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies shall have the same effect as originals.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

EXECUTIVE:
/s/ Mark F. O’Neil
Name: Mark F. O’Neil
Date: 11/3/09

COMPANY:
By:	/s/ Ana Herrera
	Name:	Ana Herrera
	Title:	SVP Human Resources
Date: 11/3/09